Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281451

Prospectus supplement

(To prospectus dated August 9, 2024)

10,526,317 Common shares

Pre-funded warrants to purchase 877,194 common shares

We are offering 10,526,317 common shares and, in lieu of common shares to certain investors, pre-funded warrants to purchase 877,194 common shares in this offering. The purchase price of each pre-funded warrant equals the price per share at which common shares are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant equals $0.0001 per share. This prospectus supplement also relates to the offering of the common shares issuable upon the exercise of such pre-funded warrants.

Our common shares are listed on the Nasdaq Global Market under the symbol “XENE.” There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Global Market or any other national securities exchange or nationally recognized trading system. The last reported sale price of our common shares on the Nasdaq Global Market on March 6, 2026 was $41.94 per share.

	Per common share	Per pre-funded warrant	Total

Public offering price	$57.00	$56.9999	$650,000,039.28

Underwriting discounts and commissions(1)	$2.9925	$2.9925	$34,125,006.67

Proceeds to Xenon Pharmaceuticals Inc., before expenses	$54.0075	$54.0074	$615,875,032.61

(1)	See “Underwriting” beginning on page S-27 of this prospectus supplement for additional information regarding underwriters’ compensation.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 1,710,526 common shares.

Investing in our common shares and pre-funded warrants involves a high degree of risk. See “Risk factors” beginning on page S-9 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common shares and the pre-funded warrants to purchasers on or about March 12, 2026.

Joint Book-Running Managers

J.P. Morgan	Jefferies	TD Cowen	Stifel	RBC Capital Markets	William Blair

Lead-Manager

Baird

March 10, 2026

Table of contents

Prospectus supplement

Prospectus

S-i

About this prospectus supplement

This prospectus supplement and the accompanying prospectus form part of an automatic shelf registration statement on Form S-3 (File No. 333-281451) that we filed with the U.S. Securities and Exchange Commission, or the SEC, on August 9, 2024 as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell common shares and other securities. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common shares and pre-funded warrants and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us and related matters. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed with the SEC prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus or any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus or any free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein or any free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any free writing prospectus or of any sale of our common shares or pre-funded warrants. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein or any free writing prospectus, in making your investment decision.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus outside the United States.

Unless the context requires otherwise, references in this prospectus supplement to “Xenon,” “the Company,” “we,” “us” and “our” refer to Xenon Pharmaceuticals Inc. and its wholly-owned subsidiary. We use the Xenon logo and other marks as trademarks in the United States and other countries. “Xenon,” the Xenon logo and other trademarks or service marks of Xenon appearing in this prospectus supplement are trademarked and are the property of Xenon Pharmaceuticals Inc. This prospectus supplement contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with or endorsement or sponsorship of us by, any other entity.

Prospectus supplement summary

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement beginning on page S-8 and in any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You also should carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which the accompanying prospectus is a part.

Overview

We are a neuroscience-focused biopharmaceutical company dedicated to drug discovery, clinical development and commercialization of life-changing therapeutics. We are advancing a differentiated product pipeline led by our investigational candidate, azetukalner, which is being studied in multiple Phase 3 studies in epilepsy, major depressive disorder, or MDD, and bipolar depression, or BPD. Our early-stage pipeline includes Kv7 potassium channel openers and Nav sodium channel modulators being advanced for select high-need indications, including pain.

Azetukalner clinical development

Azetukalner, a novel, potent Kv7 potassium channel opener, represents the most advanced, clinically-validated potassium channel modulator in late-stage clinical development for the treatment of multiple indications, including two in epilepsy—focal onset seizures, or FOS, and primary generalized tonic-clonic seizures, or PGTCS,—as well as neuropsychiatric disorders, MDD and BPD.

Epilepsy programs

•	We announced positive topline data from the Phase 3 X-TOLE2 study of azetukalner in FOS on March 9, 2026. See “Recent Developments.”

•

Phase 3 X-TOLE3 study of azetukalner in FOS continues to enroll and is intended to support regulatory submissions outside the United States. We have completed an ethnobridging study and shared results with Japan’s Pharmaceutical and Medical Devices Agency, or PMDA. We aligned with PMDA to enroll approximately 60 of the planned 360 X-TOLE3 participants in Japan to support a potential regulatory submission in Japan. X-TOLE3 enrollment outside of Japan is expected to complete in 2026.

•	Phase 3 X-ACKT study of azetukalner in PGTCS continues to enroll patients and is intended to support regulatory submissions for an additional epilepsy indication of PGTCS.

•

We presented 48-month data from the X-TOLE open label extension, or OLE, study at the American Epilepsy Society annual meeting, reinforcing the long-term efficacy and safety of azetukalner with more than 800 patient-years of exposure data in the OLE. Among participants treated for ≥48 months, reductions in monthly FOS frequency were over 90% from double-blind period baseline, with over 38% achieving at least 12 months of seizure freedom.

Depression programs

•	Enrollment is ongoing for the Phase 3 X-NOVA2 and X-NOVA3 studies evaluating azetukalner in patients with MDD, with topline data from X-NOVA2 expected in H1 2027.

•	Phase 3 X-CEED study evaluating azetukalner in patients with BPD I or II, is underway.

Early-stage R&D

We continue to expand our portfolio of innovative potassium and sodium channel modulators. Nav1.7 and Kv7 are important targets for pain and have been developed using our strong heritage in human genetics, deep understanding of ion channel biology, and expertise in novel chemistries to design potent, selective ion channel modulators.

Pain

•

Phase 1 Single Ascending Dose/Multiple Ascending Dose, or SAD/MAD, study in healthy adult participants is underway for XEN1701 targeting Nav1.7 study completion is expected in 2026 to support initiating a Phase 2 proof-of-concept study in acute pain.

•	Phase 1 SAD/MAD study in healthy adult participants is underway for XEN1120 targeting Kv7. Study completion is expected in 2026 to support initiating a Phase 2 proof-of-concept study in acute pain.

Epilepsy

•

Investigational new drug application-enabling studies are ongoing for our Nav1.1 program. Pre-clinical data suggest that targeting Nav1.1 could potentially address the underlying cause and symptoms of Dravet Syndrome.

Partnered program

In collaboration with Neurocrine Biosciences, Inc., a Phase 1 study is ongoing for NBI-921355, an investigational, selective inhibitor of voltage-gated sodium channels Nav1.2 and Nav1.6 in development for the potential treatment of certain types of epilepsy.

Recent developments

On March 9, 2026, Xenon announced positive topline data from the Phase 3 X-TOLE2 study of azetukalner in FOS. The Phase 3 X-TOLE2 study was a multicenter, randomized, double-blind, placebo-controlled study evaluating the clinical efficacy, safety, and tolerability of 15 mg or 25 mg of azetukalner administered orally with food as adjunctive treatment for approximately 380 patients with FOS.

The study met its primary endpoint of MPC in monthly FOS frequency from baseline to week 12 in both the 25 mg and 15 mg azetukalner dose groups compared to placebo [MPC of -53.2% (p=0.000000000006), -34.5% (p=0.00007) and -10.4%, respectively]. The placebo-adjusted MPC in the 25 mg group was -42.7%, outperforming the previously completed Phase 2b X-TOLE study, which demonstrated a -34.6% placebo-adjusted MPC in the 25 mg dose group over 8 weeks (-52.8% in the 25 mg group and -18.2% in the placebo group). Azetukalner also demonstrated a safety and tolerability profile consistent with prior studies. Xenon plans to submit a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for the treatment of focal onset seizures in the third quarter of 2026. If approved, azetukalner would be the only Kv7 potassium channel opener available for the treatment of epilepsy.

In addition to meeting the primary endpoint, the study also met the key secondary endpoint of Responder Rate 50 (RR50), with 54.8% in the 25 mg group and 37.6% in the 15 mg group experiencing at least a 50% reduction in monthly focal seizure frequency from baseline, compared with 20.8% in the placebo group (p=0.00000008 and p=0.003 for 25 mg and 15 mg groups, respectively).

	Azetukalner 25 mg (n=124)	Azetukalner 15 mg (n=125)	Placebo (n=125)
Primary Endpoint: Median percent change (MPC) in monthly (28 days) focal seizure frequency from baseline to Week 12	-53.2% (p=0.000000000006)	-34.5% (p=0.00007)	-10.4%
Key Secondary Endpoint: Proportion of participants experiencing ≥50% reduction in monthly (28 days) focal seizure frequency from baseline to Week 12 (RR50)	54.8% (p=0.00000008)	37.6% (p=0.003)	20.8%

The safety and tolerability profile of azetukalner remains consistent with the previously disclosed data from the X-TOLE study. The most common TEAEs across both azetukalner dose groups were dizziness (20.5%), headache (8.8%), somnolence (8.8%), and fatigue (7.6%) as compared to the placebo group, which reported dizziness (3.2%), headache (6.4%), somnolence (7.2%), and fatigue (6.4%). 14.5% of participants in the 25 mg group, 4.8% in the 15 mg group, and 3.2% in the placebo group had a TEAE leading to treatment discontinuation. The incidence of serious TEAEs was low and similar across treatment groups, with 5.6% in the 25 mg group, 3.2% in the 15 mg group, and 2.4% in the placebo group experiencing a serious TEAE.

Risk factors summary

This investment involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the similarly titled sections in the documents incorporated by reference into this prospectus.

About Xenon Pharmaceuticals

We were incorporated in the Province of British Columbia on November 5, 1996 under the predecessor to the Business Corporations Act (British Columbia) under the name “Xenon Bioresearch Inc.” We continued from British Columbia to the federal jurisdiction pursuant to Section 187 of the Canada Business Corporations Act on May 17, 2000 and concurrently changed our name to “Xenon Genetics Inc.” We registered as an extra-provincial company in British Columbia on July 10, 2000 and changed our name to “Xenon Pharmaceuticals Inc.” on August 24, 2004. We have one wholly-owned subsidiary as of the date of this prospectus, Xenon Pharmaceuticals USA Inc., which was incorporated in Delaware on December 2, 2016. Our principal executive offices are located at 3650 Gilmore Way, Burnaby, British Columbia, Canada V5G 4W8, and our telephone number is (604) 484-3300. We are a reporting issuer in British Columbia, Alberta and Ontario, but our common shares are not listed on any recognized Canadian stock exchange. Our common shares trade on the Nasdaq Global Market under the symbol “XENE.” Our website address is www.xenon-pharma.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement.

The offering

Common shares offered by us	10,526,317 common shares (or 12,236,843 common shares if the underwriters’ option to purchase additional common shares is exercised in full).

Pre-funded warrants offered by us	We are also offering, in lieu of common shares to investors that so choose, pre-funded warrants to purchase 877,194 common shares. The purchase price of each pre-funded warrant will equal the price per share at which common shares are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will equal $0.0001 per share. Each pre-funded warrant will be exercisable from the date of issuance until the date the warrant is exercised in full, subject to an ownership limitation. See “Description of pre-funded warrants” on page S-15 of this prospectus supplement. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the pre-funded warrants.

The lock-up restrictions described under “Underwriting” will not apply to our issuance of any common shares upon the exercise of the pre-funded warrants during the 90 day period following the date of this prospectus supplement.

Option to purchase additional common shares	We have granted the underwriters an option to purchase up to 1,710,526 additional common shares. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Common shares to be outstanding after this offering	90,537,107 common shares (or 92,247,633 common shares if the underwriters’ option to purchase additional common shares is exercised in full), in each case, assuming no exercise of any pre-funded warrants offered or sold by us.

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us will be approximately $615.3 million, or approximately $707.7 million if the underwriters exercise their option to purchase additional common shares from us in full. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents and marketable securities, as follows: to progress our clinical development programs, fund pre-commercial and commercial activities, fund our discovery and pre-clinical activities and for other general corporate purposes. See “Use of proceeds” for additional information.

Risk factors	An investment in our common shares involves a high degree of risk. See “Risk factors” beginning on page S-9 of this prospectus supplement and the similarly titled sections in the documents incorporated by reference into this prospectus supplement.

Nasdaq Global Market symbol	“XENE”

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See “Description of pre-funded warrants.”

Outstanding shares

The number of common shares that will be outstanding after this offering as shown above is based on 80,010,790 common shares outstanding as of December 31, 2025, and excludes:

•	11,074,720 common shares issuable upon the exercise of stock options to purchase common shares as of December 31, 2025, at a weighted-average exercise price of $32.40 per common share;

•	2,370,020 common shares issuable upon the exercise of stock options to purchase common shares granted after December 31, 2025, at a weighted-average exercise price of $42.12 per common share;

•	257,450 common shares issuable upon the vesting of outstanding performance share units as of December 31, 2025;

•	348,994 common shares issuable upon the vesting of outstanding restricted share units as of December 31, 2025;

•	399,330 common shares issuable upon the vesting of outstanding restricted share units granted after December 31, 2025;

•	2,301,073 common shares reserved for future issuance under our Amended and Restated 2014 Equity Incentive Plan, or the 2014 Plan, as of March 6, 2026;

•	pre-funded warrants to purchase 2,173,081 common shares outstanding as of December 31, 2025, at an exercise price of $0.0001 per share;

•	55,500 common shares reserved for future issuance under our Amended and Restated 2025 Inducement Equity Plan, or the 2025 Inducement Plan, as of March 6, 2026; and

•	3,134,119 common shares sold in connection with our “at-the-market” program under the Sales Agreement (as defined below) since December 31, 2025.

Except as otherwise indicated herein, all information in this prospectus supplement, including the number of common shares that will be outstanding after the offering, assumes no exercise of the pre-funded warrants offered in this offering and no exercise by the underwriters of their option to purchase additional common shares.

Up to $400.0 million of our common shares may be sold from time to time under a sales agreement (the ‘‘Sales Agreement’’) for our ‘‘at-the-market’’ program that we entered into on August 6, 2020, as amended, with Jefferies LLC and Stifel, Nicolaus & Company, Incorporated. We have agreed not to make any sales under the Sales Agreement until the earlier of (i) 45 days after the date hereof and (ii) the expiration or waiver of the 90-day lock-up period applicable to us. For more information, see the section titled “Underwriting.”

Risk factors

Investing in our common shares or pre-funded warrants involves a high degree of risk. You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement, as well as all other information included in this prospectus supplement, the accompanying prospectus and in our other filings with the SEC incorporated by reference into this prospectus supplement before you decide to purchase common shares. If any of the following risks actually occurs, our business, financial condition, operating results, prospects and ability to accomplish our strategic objectives could be materially harmed. As a result, the trading price of our common shares could decline and you could lose all or part of your investment. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus supplement and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and the market price of our common shares.

Risks related to this offering

We will have broad discretion in the use of proceeds from this offering and our existing cash and cash equivalents and marketable securities, and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.

We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds,” and our existing cash and cash equivalents and marketable securities. You may not agree with our decisions, and our use of the proceeds and our existing cash and cash equivalents and marketable securities may not improve our results of operations or enhance the value of our common shares. You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common shares. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common shares to decline.

New investors in our common shares or pre-funded warrants will experience immediate and substantial dilution after this offering.

Since the public offering price for our common shares and pre-funded warrants in this offering is substantially higher than the net tangible book value per common share outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the common shares or pre-funded warrants you purchase in this offering. If the underwriters exercise their option to purchase additional common shares, you will experience additional dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

The issuance of additional common shares could be dilutive to shareholders if they do not invest in future offerings. In addition, we have a significant number of options to purchase our common shares outstanding. If these options are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, common shares in the future and those options or other securities are exercised, converted or exchanged, shareholders may experience further dilution.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Holders of the pre-funded warrants will have no rights as shareholders until such holders exercise their pre-funded warrants and acquire our common shares.

Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire our common shares, such holders will have no rights with respect to the common shares underlying such pre-funded warrants.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.

Significant holders or beneficial owners of our common shares may not be permitted to exercise the pre-funded warrants that they hold.

A holder of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of our common shares beneficially owned by such holder (together with its affiliates and its Attribution Parties (as defined in the section of this prospectus supplement captioned “Description of pre-funded warrants—Exercise limitations”)) to exceed 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants and subject to such holder’s rights under the pre-funded warrants to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants for our common share at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market.

If we do not maintain a current and effective registration statement relating to the common shares issuable upon exercise of the pre-funded warrants, holders will only be able to exercise such pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the common shares issuable upon exercise of the pre-funded warrants at the time that holders wish to exercise such pre-funded warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of common shares that holders will receive upon exercise of the pre-funded warrants will be fewer than it would have been had such holder exercised his warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants for cash if a current and effective registration statement relating to the common shares issuable upon exercise of the pre-funded warrants is available.

Future sales and issuances of our common shares or securities convertible into or exchangeable for common shares would cause our shareholders to incur dilution and could cause the market price of our common shares to fall.

The market price of our common shares could decline as a result of sales of a large number of our common shares or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Pursuant to our equity incentive plans, our compensation committee (or a subset or delegate thereof) is authorized to grant equity-based incentive awards to our employees, directors and consultants. Future stock option grants and issuances of common shares under our share-based compensation plans will result in dilution to all shareholders and may have an adverse effect on the market price of our common shares.

In addition, in the future, we may issue additional common shares, preferred shares, or other equity or debt securities convertible into common shares in connection with a financing, collaboration agreement, acquisition, litigation settlement, employee arrangements or otherwise. We may also issue additional common shares upon the exercise of pre-funded warrants that we have issued from time to time. Any such issuance, including any issuances pursuant to our “at-the-market” equity offering program under our sales agreement with Jefferies LLC and Stifel, Nicolaus & Company, Incorporated, could result in substantial dilution to our existing shareholders and could cause the market price of our common shares to decline.

Forward looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and Canadian securities laws. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, including statements regarding the future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, without limitation, those described in “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including, among other things:

•	our ability to identify additional products or product candidates either from our internal research efforts or through acquiring or in-licensing other product candidates or technologies;

•	the initiation, timing, cost, progress and success of our research and development programs, pre-clinical studies, and clinical studies;

•	our ability to advance product candidates into, and successfully complete, clinical studies;

•	our ability to recruit sufficient numbers of patients for our current and future clinical studies;

•

our ability to obtain funding for our operations in sufficient amounts or on terms acceptable to us, including funding necessary to complete further development, approval and, if approved, commercialization of our product candidates;

•	our ability to independently develop and commercialize product candidates;

•	developments relating to our competitors and our industry, including the success of competing therapies that are or become available;

•	our pre-commercial, commercialization, marketing and manufacturing capabilities and strategy;

•	our ability to obtain and maintain intellectual property protection for our product candidates and the duration of such protection;

•	the therapeutic benefits, effectiveness and safety of our product candidates;

•	the timing of, and our and our collaborators’ ability to obtain and maintain, regulatory approvals for our product candidates;

•

the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products and product candidates and our ability to serve those markets, either alone or in partnership with others;

•	the rate and degree of market acceptance and clinical utility of any future products;

•	the pricing and reimbursement of our product candidates, if approved;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	our ability to establish and maintain collaborations;

•	our expectations regarding market risk, including interest rate changes and foreign currency fluctuations;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to engage and retain the employees required to grow our business;

•	our use of proceeds of this offering and our existing cash and cash equivalents and marketable securities;

•	our future financial performance; and

•

the direct and indirect impact of pandemics, epidemics and other public health emergencies on our business and operations, including supply chain, manufacturing, research and development costs, clinical study conduct, clinical study data and employees.

These risks are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for us to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements, like all statements in this prospectus supplement and the accompanying prospectus, speak only as of their date, and we undertake no obligation to update or revise any forward-looking statements in light of future developments, except as required by law. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus supplement and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement and the accompanying prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $615.3 million, or approximately $707.7 million if the underwriters exercise in full their option to purchase additional common shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents and marketable securities, as follows:

•	to progress our clinical development programs;
•	to fund pre-commercial and commercial activities;
•	to fund our discovery and pre-clinical activities; and
•	for other general corporate purposes.

We expect that our cash, cash equivalents and marketable securities as of December 31, 2025, combined with $130.0 million of net proceeds raised under our “at-the-market” program under the Sales Agreement since December 31, 2025, will be sufficient to fund operations into the second half of 2027.

Additionally, we may use a portion of the net proceeds to us from this offering to expand our business by in-licensing or acquiring, as the case may be, commercial products, product candidates, technologies, compounds, other assets or complementary businesses, using cash or common shares. However, we have no current commitments or obligations to complete any such transactions.

We have not specifically identified the precise amounts we will spend on particular areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from the sale of common shares offered by this prospectus supplement, the progress of our clinical trials, pre-commercialization and commercialization efforts and other product development activities. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other partners, the availability of other financing and other factors. Pending these uses, we plan to invest these net proceeds in treasury bills, corporate bonds, commercial paper, term deposits, bankers acceptances or deposit-based investments including, but not limited to, interest savings accounts. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

We anticipate that we will be required to raise substantial additional capital to continue to fund the clinical development of our product candidates. If we are able to gain marketing approval for product candidates that we develop, we will require significant additional amounts of capital in order to launch and commercialize such product candidates to the extent that such launch and commercialization are not the responsibility of a collaborator. We expect to finance our future cash needs through public or private equity offerings, debt financings, royalty-based financing, collaborations, licensing arrangements or other sources, or any combination of the foregoing.

Description of pre-funded warrants

The following is a summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the purchasers. The form of pre-funded warrant will be provided to the pre-funded warrant purchasers in this offering and will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.

Term

The pre-funded warrants will expire on the date the warrant is exercised in full.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of common shares purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the pre-funded warrant. No fractional common shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last closing trading price of our common shares on the exercise date.

Exercise limitations

We may not effect the exercise of any portion of any pre-funded warrant, and a holder of any pre-funded warrant will not have the right to exercise any portion of any pre-funded warrant, and any such exercise shall be null and void and cancelled ab initio and treated as if the exercise had not been made, to the extent that immediately prior to or following such exercise, the holder, together with the Attribution Parties, collectively beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of 4.99% (the “Maximum Percentage”) of the Common Shares that would be issued and outstanding following such exercise. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

“Attribution Parties” means, collectively, the following persons and entities: (i) any direct or indirect affiliates of the holder, (ii) any person acting or who could be deemed to be acting as a Section 13(d) “group” together with the holder or any Attribution Parties and (iii) any other Persons whose beneficial ownership of the our Common Shares would or could be aggregated with the holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the holder and all other Attribution Parties to the Maximum Percentage.

Exercise price

The exercise price of our common shares purchasable upon the exercise of the pre-funded warrants is $0.0001 per share. The exercise price of the pre-funded warrants and the number of common shares issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our common shares, as well as upon any distribution of assets, including cash, shares or other property, to our shareholders.

Transferability

Subject to the restrictions on transfer set forth in the pre-funded warrants and applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for the listing of the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Fundamental transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding common shares), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants (the “Alternate Consideration”). We will not effect any fundamental transaction in which we are not the surviving entity or the Alternate Consideration includes securities of another person unless (i) the alternate consideration is solely cash and we provide for the simultaneous “cashless exercise” of any pre-funded warrant or (ii) prior to or simultaneously with the consummation of a fundamental transaction, any successor to us, surviving entity or person (including any purchaser of our assets) will assume the obligation to deliver to the holder such Alternate Consideration as the holder may be entitled to receive and the other obligations under any pre-funded warrant.

Warrant agent

We will initially serve as the warrant agent under the pre-funded warrants.

No rights as a shareholder

Except by virtue of such holder’s ownership of our common shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until such holder exercises the pre-funded warrant.

Dividend policy

We have never declared or paid any cash dividends on our common shares or any other securities. We currently anticipate that we will retain all available funds and any future earnings, if any, in the foreseeable future for use in the operation of our business and do not currently anticipate paying cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of the board of directors, subject to applicable law and will depend on various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of any debt instruments and other factors the board of directors deems relevant.

Dilution

If you invest in our common shares or pre-funded warrants, your interest will be diluted immediately to the extent of the difference between the public offering price per common share or pre-funded warrants you will pay in this offering and the as adjusted net tangible book value per common share after this offering. Net tangible book value per common share represents our total tangible assets less total liabilities, divided by the number of common shares outstanding.

As of December 31, 2025, our net tangible book value was $581.8 million, or $7.27 per common share. After giving effect to our issuance and sale of 10,526,317 common shares and 877,194 pre-funded warrants in this offering at the public offering price of $57.00 per common share and $56.9999 per pre-funded warrant, including common shares issuable upon exercise of the pre-funded warrants assuming equity accounting classification and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value as of December 31, 2025 would have been $1.2 billion, or $13.09 per common share. This represents an immediate increase in as adjusted net tangible book value to existing shareholders of $5.82 per common share and an immediate dilution to new investors purchasing common shares and pre-funded warrants in this offering of $43.91 per common share.

The following table illustrates this per common share dilution to the new investors purchasing common shares in this offering:

Public offering price per common share		$57.00
Net tangible book value per common share at December 31, 2025	$7.27
Increase in net tangible book value per common share attributable to new investors purchasing common shares in this offering	$5.82

As adjusted net tangible book value per common share after this offering	$13.09

Dilution per common share to new investors in this offering		$43.91

If the underwriters exercise their option to purchase an additional 1,710,526 common shares in full, at the public offering price of $57.00 per common share, the as adjusted net tangible book value per share after giving effect to this offering would be $13.85 per common share, representing an immediate increase in net tangible book value (including common shares issuable upon exercise of the pre-funded warrants but excluding any resulting accounting impact associated therewith, and after deducting underwriting discounts and commissions and estimated expenses payable by us) to existing shareholders of $6.58 per common share and immediate dilution in net tangible book value of $43.15 per common share to new investors.

The foregoing table and calculations (other than historical net tangible book value) are based on 80,010,790 common shares outstanding as of December 31, 2025, and excludes:

•	11,074,720 common shares issuable upon the exercise of stock options to purchase common shares as of December 31, 2025, at a weighted-average exercise price of $32.40 per common share;

•	2,370,020 common shares issuable upon the exercise of stock options to purchase common shares granted after December 31, 2025, at a weighted-average exercise price of $42.12 per common share;

•	257,450 common shares issuable upon the vesting of outstanding performance share units as of December 31, 2025;

•	348,994 common shares issuable upon the vesting of outstanding restricted share units as of December 31, 2025;

•	399,330 common shares issuable upon the vesting of outstanding restricted share units granted after December 31, 2025;

•	2,301,073 common shares reserved for future issuance under the 2014 Plan as of March 6, 2026;

•	pre-funded warrants to purchase 2,173,081 common shares outstanding as of December 31, 2025, at an exercise price of $0.0001 per share;

•	55,500 common shares reserved for future issuance under the 2025 Inducement Plan as of March 6, 2026; and

•	3,134,119 common shares sold in connection with our “at-the-market” program pursuant to the Sales Agreement.

Up to $400.0 million of our common shares may be sold from time to time under the Sales Agreement. We have agreed not to make any sales under the Sales Agreement until the earlier of (i) 45 days after the date hereof and (ii) the expiration or waiver of the 90-day lock-up period applicable to us. For more information, see the section titled “Underwriting.”

To the extent that any options or warrants are exercised, any new awards are issued under our equity incentive plans, or we otherwise issue additional common shares or securities convertible into our common shares in the future (including shares issued in connection with acquisitions), there will be further dilution to new investors.

Material income tax considerations

U.S. Federal Income Tax Information for U.S. Holders

The following summary describes the material U.S. federal income tax consequences of the ownership and disposition of common shares, and pre-funded warrants to the extent set forth below, purchased in this offering. Our common shares and pre-funded warrants are sometimes collectively referred to as “securities.” The discussion set forth below is applicable to U.S. Holders (as defined below). This summary deals only with securities held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, meaning generally, assets held for investment.

The term “U.S. Holder” means a beneficial owner of our securities that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S. (for U.S. federal income tax purposes);

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion does not address tax considerations of the purchase, ownership or disposition of our pre-funded warrants (except to the extent specifically set forth below). In addition, this summary does not describe all of the U.S. federal income tax consequences applicable to a U.S. Holder if such U.S. Holder is subject to special treatment under U.S. federal income tax laws, including if such U.S. Holder is:

•	a dealer or broker in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding our securities as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for its securities;

•	a person who owns, directly, indirectly or constructively, or is deemed to own 10% or more of our equity, by vote or value;

•	a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a person whose “functional currency” is not the U.S. dollar;

•	a person that received securities as compensation for the performance of services;

•	a person holding our common shares in connection with a trade or business conducted outside the United States; or

•	a former citizen or long-term resident of the U.S.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding our securities should consult their own tax advisors.

The discussion below is based upon the provisions of the Code, and the regulations thereunder, or the Treasury Regulations, including proposed Treasury Regulations, Internal Revenue Service, or the IRS, rulings and judicial decisions thereunder as of the date of this prospectus supplement. These authorities may be replaced, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not contain a detailed description of all U.S. federal income tax consequences applicable to a U.S. Holder in light of such U.S. Holder’s particular circumstances, including U.S. federal estate, gift and alternative minimum tax consequences, the special tax accounting rules under Section 451(b) of the Code, the corporate alternative minimum tax under Section 55 of the Code, or any state, local or non-U.S. tax consequences.

If you are considering the purchase of our securities, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant is generally expected to be treated as a common share for U.S. federal income tax purposes and a holder of a pre-funded warrant should generally be taxed in the same manner as a holder of common shares. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant (other than with respect to cash paid in lieu of a fractional share and except in the case of a cashless exercise, the treatment of which for U.S. federal income tax purposes is not clear) and, upon exercise, the holding period of a pre-funded warrant should carry over to the common share received. Similarly, the tax basis of a pre-funded warrant should carry over to the common share received upon exercise, increased by the exercise price of $0.0001 per share.

Our characterization is not binding on the IRS, and the IRS may treat our pre-funded warrants as warrants to acquire our common stock. In that case, the amount and character of your gain with respect to an investment in our pre-funded warrants could be materially different than the discussion described above. Each holder of pre-funded warrants should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations).

Except where specifically noted below, the following discussion assumes that our pre-funded warrants will be treated as common shares for U.S. federal income tax purposes. Portions of the below discussion make reference to potential tax consequences associated with the ownership and disposition of the pre-funded warrants independent of their potential characterization as common shares.

Our position with respect to the characterization of the pre-funded warrants is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire our common shares, in which case the amount and character of gain with respect to an investment in our pre-funded warrants could change. You should consult your own tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences to you of an investment in the pre-funded warrants based on your own particular facts and circumstances.

Certain Adjustments to the Pre-Funded Warrants

A holder of pre-funded warrants may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the number of shares of common stock issuable upon exercise of such pre-funded warrants. Such a deemed distribution could arise if, for example, an adjustment to the number of shares issuable upon exercise (as discussed in the section of this prospectus supplement captioned “Description of Pre-funded Warrants”) increases the holder’s proportionate interest in our assets or earnings and profits as a result of a distribution of cash to the holders of shares of our common stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax in the same manner as if such holder received a cash distribution from us equal to the fair market value of such increased interest, generally consistent with the treatment described in “Taxation of Dividends and Other Distributions on our Common Shares” below. In the event such distribution is out of current or accumulated earnings and profit, as determined under U.S. federal income tax principles, any resulting withholding tax attributable to the applicable holder may be collected from other amounts payable or distributable to such holder. Each holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations of constructive distributions, if any, on the pre-funded warrants, and the interaction of any adjustments and the passive foreign investment company, or PFIC, rules.

Taxation of Dividends and Other Distributions on our Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” the gross amount of distributions on our common shares (including amounts withheld to pay Canadian withholding taxes) will be taxable as dividends to a U.S. Holder to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid on our common shares (including withheld taxes) will be includable in a U.S. Holder’s gross income as dividend income when actually or constructively received. Such dividends will not be eligible for the dividends-received deduction generally allowed to corporations with respect to dividends received from U.S. corporations. Distributions treated as dividends that are received by non-corporate U.S. Holders may qualify for reduced effective tax rates applicable to long-term capital gains on dividends received from a “qualified foreign corporation” provided certain holding period and other requirements are met. A non-U.S. corporation generally will be considered to be a qualified foreign corporation if (i) it is eligible for the benefits of a comprehensive tax treaty with the United States, which the Secretary of the Treasury of the United States determines is satisfactory for purposes of this provision, and which includes an exchange of information provision; or (ii) its shares are readily tradeable on an established securities market in the United States. However, if we are a PFIC for the taxable year in which the dividends are paid or the preceding taxable year (see “Passive Foreign Investment Company Consequences” below), we will not be treated as a qualified foreign corporation, and therefore the reduced effective tax rate described above will not apply. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” under applicable Code provisions will not be eligible for the reduced effective rate of taxation regardless of our status as a qualified foreign corporation. Further, the effective rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Subject to certain conditions and limitations, Canadian tax withheld from dividends paid on our common shares may be deducted by a U.S. Holder from adjusted gross income or claimed as a credit against the U.S. Holder’s U.S. federal income tax liability. A U.S. Holder may claim a deduction for Canadian taxes withheld from dividends paid in a taxable year only if the U.S. Holder elects to deduct all foreign income taxes paid in that taxable year. The rules relating to the availability of foreign tax credits and the foreign source income classification relevant to the use of the foreign tax credits are complex. These depend on a number of factors, including but not limited to whether we are a “United States owned foreign corporation,” whether such income is in the “passive category,” claims required by and special elections available to qualified treaty residents, and special rules related to foreign tax credits with respect to dividends from a PFIC. In the event we pay a divided, each US Holder should consult with its own tax advisor to determine its tax filing position with respect to foreign tax credits that may be available with respect to withholding tax imposed by Canada.

To the extent that the amount of any distribution or deemed distribution exceeds our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted basis of the common shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized on a subsequent disposition of the common shares), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. However, we cannot provide any assurance that we will maintain or provide earnings and profits determinations in accordance with U.S. federal income tax principles. Therefore, U.S. Holders should expect that a distribution will generally be treated as a dividend (as discussed above) even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

If a distribution is paid in Canadian dollars, the U.S. dollar value of such distribution on the date of receipt is used to determine the amount of the distribution received by a U.S. Holders. A U.S. Holder who continues to hold such Canadian dollars after the date on which they are received may recognize gain or loss upon their disposition due to exchange rate fluctuations. Generally, such gains and losses will be ordinary income or loss from U.S. sources.

If any distributions are paid on unexercised pre-funded warrants, the treatment of such distributions, though not free from doubt, should be equivalent to the treatment of a U.S. Holder with respect to the ownership of common shares, taking into account any elections that the U.S. Holder has made under the PFIC rules. U.S. Holders of pre-funded warrants should consult their own tax advisors regarding the rules that would apply if the pre-funded warrants are not treated as common shares for U.S. federal income tax purposes.

Taxation of Sales or Other Dispositions

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” a U.S. Holder will recognize taxable gain or loss on the sale or other taxable disposition of our common shares equal to the difference between the amount realized for the common shares and the U.S. Holder’s adjusted tax basis in the common shares. Such gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. Holders, including individual U.S. Holders, derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder will generally be U.S. source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the U.S. will be treated as a PFIC in any taxable year, after applying certain look-through rules with respect to the income and assets of its subsidiaries, in which either (i) at least 75% of its gross income is “passive income,” or (ii) at least 50% of the quarterly average percentage of its assets (as determined under applicable Treasury Regulations) is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from commodities and currency transactions and from the sale or exchange of property that gives rise to passive income. Assets that produce passive income or are held for the production of passive income include cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income. In the case of a publicly traded corporation, the average percentage of a corporation’s assets that produce or are held for the production of passive income generally is determined on the basis of the fair market value of the corporation’s assets at the end of each quarter (which, in our case, may be determined in part by the market value of our common shares, which is subject to change). In determining whether the PFIC gross income test or asset test are met, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. Based on our gross income and gross assets, we were a PFIC for the taxable year ended December 31, 2025, and we may be a PFIC in 2026.

However, our status as a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In addition, our PFIC status determination can be made only after the end of each taxable year. Accordingly, we cannot provide any assurance regarding our PFIC status for the current taxable year or for future taxable years. Neither our U.S. counsel nor U.S. tax advisor expresses any opinion with respect to our PFIC status or with respect to our expectations regarding our PFIC status.

If we are a PFIC in any taxable year during which a U.S. Holder owns our common shares, such U.S. Holder would be subject to taxation under the rules related to “excess distributions.” Under such rules, additional taxes and interest charges would apply to certain distributions (including deemed distributions) by us or to gain upon dispositions of our common shares if a U.S. Holder has not elected to have his or her investment in our common shares treated as an investment in a “qualified electing fund” and has not made a “mark-to-market election,” each as described further below. If we are a PFIC and the U.S. Holder has not made either of the foregoing elections, all of the gains recognized on disposition of our common shares would be treated as an excess distribution. In the case of an actual distribution (or constructive distributions with respect to pre-funded warrants), such distribution from us would be treated as an excess distribution only to the extent the total of the actual distributions (or such constructive distributions) during a taxable year received by the U.S. Holder exceeds 125% of the average of such distributions received in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our common shares. In these circumstances, the tax and interest charges will be determined by allocating such distributions ratably over the U.S. Holder’s holding period for the common shares. The amount allocated to the current taxable year (i.e. the year in which the gain is recognized or the distribution occurs) and any year prior to the first taxable year in which we are a PFIC would be taxed as ordinary income earned in the current taxable year, and the amount allocated to each of the other years in the holding period would be subject to a special tax and interest charge.

The amount allocated to other taxable years (or portions thereof) of the U.S. Holder will be taxed at the highest marginal rates in effect for individuals or corporations as applicable to such U.S. Holder and applicable to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax. If we are a PFIC at any time when a U.S. Holder holds our common shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder holds our common shares even if we cease to meet the PFIC gross income test or asset test. However, if we no longer meet either test, a U.S. Holder can avoid the continuing impact of the PFIC rules by making a special election, a “Purging Election,” to recognize gain in the manner described above as if our common shares had been sold on the last day of the last taxable year during which we were a PFIC. In addition, for a U.S. Holder making such an election, a new holding period would be deemed to begin for our common shares for purposes of the PFIC rules. After the Purging Election, the common shares with respect to which the Purging Election was made will not be treated as shares in a PFIC unless and until we subsequently become a PFIC.

The tax consequences that would apply if we were a PFIC would be different from those described above if a U.S. Holder were able to make a valid “qualified electing fund,” or QEF, election. For each year that we meet the PFIC gross income test or asset test, an electing U.S. Holder would be required to include in gross income its pro rata share of our net ordinary income and net capital gains, if any, as determined under U.S. federal income tax principles. The U.S. Holder’s adjusted tax basis in our common shares would be increased by the amount of such inclusions. An actual distribution (or constructive distributions with respect to pre-funded warrants) to the U.S. Holder out of such income generally would not be treated as a dividend and would decrease the U.S. Holder’s adjusted tax basis in our common shares. Gain realized from the sale of our common shares covered by a QEF election would be taxed as a capital gain.

Generally, a QEF election must be made by the U.S. Holder in a timely filed tax return for the first taxable year in which the U.S. Holder held our common shares or pre-funded warrants that includes the close of our taxable year for which we met the PFIC gross income test or asset test. A QEF election is made on IRS Form 8621 to which a PFIC Annual Information Statement is attached. U.S. Holders will be eligible to make and maintain QEF elections only if we provide such U.S. Holders the information they will need to comply with the QEF rules. If we believe we are a PFIC in the current or a future tax year, we will provide, upon request, U.S. Holders with the information that is necessary in order for them to make a QEF election and to report their pro rata shares of ordinary earnings and net capital gains for each year for which we are a PFIC.

The tax consequences that would apply if we were a PFIC would also be different from those described above if a timely and valid “mark-to-market” election is made by a U.S. Holder of our common shares. An electing U.S. Holder generally would take into account as ordinary income for each year that we meet the PFIC gross income test or asset test the excess of the fair market value of our common shares held at the end of the taxable year over the adjusted tax basis of such common shares. The U.S. Holder would also take into account, as an ordinary loss for each year that we meet the PFIC gross income test or asset test, the excess of the adjusted tax basis of such common shares over their fair market value at the end of the taxable year, but only to the extent of the aggregate of the amounts previously included in income as a result of the mark-to-market election. The U.S. Holder’s tax basis in our common shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. Any gain from a sale, exchange or other disposition of the common shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss to the extent of any net mark-to-market gains previously included in income and thereafter as capital loss. If, after having been a PFIC for one or more taxable years, we cease to be classified as a PFIC, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any realized gain or loss would be classified as a capital gain or loss on the sale or disposition of our common shares. A mark-to-market election will not apply to our common shares for any taxable year during which we do not meet either the PFIC gross income test or asset test, but it will remain in effect with respect to any subsequent taxable year in which we again fail the PFIC gross income test or asset test. Such election will not apply to any subsidiary that we own.

A mark-to-market election is available to a U.S. Holder only if the common shares are considered “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. We expect that our common shares will be marketable stock as long as they remain listed on Nasdaq and are regularly traded. However, we do not expect the pre-funded warrants to qualify as marketable stock, even if treated as stock for U.S. federal income tax purposes, and therefore we do not expect the mark-to-market election to be available to holders of our pre-funded warrants.

If we are a PFIC in any taxable year during which a U.S. Holder owns the common shares, such U.S. Holder may also suffer adverse tax consequences under the PFIC rules described above with respect to any lower-tier PFIC in which we have a direct or indirect equity interest.

Each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information as the U.S. Treasury Department may require.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE PFIC RULES TO THEIR INVESTMENT IN OUR SECURITIES.

Net Investment Income Tax

Certain U.S. Holders who are individuals, estates or trusts may be subject to a 3.8% U.S. federal income tax on all or a portion of their “net investment income,” which includes all or a portion of their dividends (or deemed dividends) on our common shares and net gains from the disposition of our common shares. U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the U.S. federal income tax on net investment income to any of their income or gains in respect of our common shares.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends (or deemed dividends) in respect of our common shares (or constructive distributions with respect to pre-funded warrants) and the proceeds from the sale or disposition of our common shares that are paid to a U.S. Holder within the U.S. (and in certain cases, outside the U.S.), unless the U.S. Holder is an exempt recipient and properly certifies their exemption. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or certification of other exempt status or if the U.S. Holder has previously failed to report in full dividend or interest income. If backup withholding applies to a payment, we or our paying agent will deduct the amount of any required withholding directly from such payment and remit it directly to the U.S. Treasury on behalf of the U.S. Holder. Backup withholding is not an additional tax. Any amounts withheld by us or our paying agent under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

U.S. Holders are urged to consult with their tax advisors regarding the applicable U.S. disclosure and information reporting requirements. In certain circumstances, the failure to comply with disclosure and information reporting requirements will result in an extension of the statute of limitations on the assessment and collection of U.S. federal income taxes applicable to the U.S. Holder.

Disclosure Requirements for Specified Foreign Financial Assets

Certain U.S. Holders (and to the extent provided in IRS guidance, certain non-U.S. Holders) who hold interests in “specified foreign financial assets” (as defined in Section 6038D of the Code) are generally required to file an IRS Form 8938 as part of their U.S. federal income tax returns with information relating to such assets for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable IRS guidance). “Specified foreign financial assets” generally include, among other assets, financial accounts maintained by foreign financial institutions, and our common shares, unless the common shares are held through an account maintained with a financial institution. Substantial penalties may apply to any failure to timely file IRS Form 8938. Additionally, in the event an applicable U.S. Holder (and to the extent provided in IRS guidance, a non-U.S. Holder) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. Prospective investors are encouraged to consult with their own tax advisors regarding the possible reporting obligations under these disclosure requirements.

Principal Canadian Federal Income Tax Considerations

The following is, as of the date prior to the date hereof, a general summary of the principal Canadian federal income tax consequences under the Income Tax Act (Canada), or the Canadian Tax Act, and the regulations thereunder, or the Canadian Tax Regulations, generally applicable to a holder, or a Holder, who acquires our common shares (including on exercise of a pre-funded warrant), or the common shares, or pre-funded warrants pursuant to the offering.

This summary applies only to a Holder who, for the purposes of the Canadian Tax Act, acquires the common shares or pre-funded warrants as beneficial owner and who, at all relevant times, for purposes of the Canadian Tax Act, deals at arm’s length with us and the underwriters, is not affiliated with us or any of the underwriters, and will acquire and hold such common shares or pre-funded warrants as capital property. Generally, the common shares and pre-funded warrants will be considered to be capital property to a Holder provided that the Holder does not use or hold (and will not use or hold) such securities in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired (and will not acquire) such securities in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to: (a) a Holder that is a “financial institution,” as defined in the Canadian Tax Act for purposes of the mark-to-market rules; (b) a Holder, an interest in which is or would be a “tax shelter investment” as defined in the Canadian Tax Act; (c) a Holder that is a “specified financial institution” as defined in the Canadian Tax Act; (d) a Holder that has made a functional currency reporting election under the Canadian Tax Act; (e) a Holder that is exempt from tax under the Canadian Tax Act; (f) a Holder that, with respect to the common shares or pre-funded warrants, has or that has entered into a “synthetic disposition arrangement”, a “synthetic equity arrangement” or a “derivative forward agreement” as those terms are defined in the Canadian Tax Act, or (g) a Holder that receives dividends on the common shares under or as part of a “dividend rental arrangement”, as defined in the Canadian Tax Act. Such Holders should consult their own tax advisors with respect to an investment in the common shares or pre-funded warrants.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada for purposes of the Canadian Tax Act that is or becomes (or does not deal at arm’s length for purposes of the Canadian Tax Act with a corporation resident in Canada that is or becomes) as part of a transaction or event or series of transactions or events that includes the acquisition of the common shares controlled by a non-resident person (or a group of non-resident persons not dealing with each other at arm’s length) for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Canadian Tax Act. Such Holders should consult their tax advisors with respect to the consequences of acquiring common shares or pre-funded warrants.

This summary does not address the deductibility of interest by a holder of common shares or pre-funded warrants that has borrowed money or otherwise incurred debt in connection with the acquisition of common shares or pre-funded warrants.

This summary is based upon the facts set out in the prospectus and this prospectus supplement, the provisions of the Canadian Tax Act and the Canadian Tax Regulations in force as of the date prior to the date hereof, counsel’s understanding of the administrative policies and assessing practices of the Canada Revenue Agency, or the CRA, published in writing by the CRA and publicly available prior to the date hereof and all specific proposals to amend the Canadian Tax Act and the Canadian Tax Regulations that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, or the Canadian Tax Proposals. This summary assumes that the Canadian Tax Proposals will be enacted substantially as proposed; however, no assurance can be given that the Canadian Tax Proposals will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, or the CRA’s administrative policies or assessing practices, whether by way of legislative, governmental or judicial decision or action, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations of acquiring common shares or pre-funded warrants. The summary is of a general nature only and is not, and is not intended to be, and should not be construed to be, legal, business, or tax advice to any prospective Holder and no representations with respect to the tax consequences to any prospective Holder are made. The tax consequences of acquiring, holding, and disposing of the common shares or pre-funded warrants will vary according to the Holder’s particular circumstances. Prospective Holders should consult their own tax advisors as to the Canadian federal tax consequences, and the tax consequences of any other jurisdiction, applicable to them having regard to their own particular circumstances.

Currency Conversion

Generally, for the purposes of the Canadian Tax Act, all amounts calculated in a currency other than the Canadian dollar relating to the acquisition, holding and disposition of the common shares or pre-funded warrants must be converted into Canadian dollars based on the exchange rates determined in accordance with the Canadian Tax Act. The amount of dividends to be included in income, adjusted cost base and proceeds of disposition realized by a Holder, may be affected by fluctuations in the relevant exchange rates.

Exercise of Pre-funded Warrants

The exercise of a pre-funded warrant to acquire a common share will be deemed not to constitute a disposition of property for purposes of the Canadian Tax Act. As a result, no gain or loss will be realized by a Holder upon the exercise of a pre-funded warrant to acquire a common share. When a pre-funded warrant is exercised, the Holder’s adjusted cost base of the common share acquired thereby will be equal to the aggregate of the Holder’s adjusted cost base of such pre-funded warrant and the exercise price paid for the common share. The Holder’s adjusted cost base of a common share so acquired will be determined by averaging the adjusted cost base of the common share with the adjusted cost base to the Holder of all common shares owned by the Holder as capital property (if any) immediately prior to such acquisition.

Expiry of Pre-Funded Warrants

The pre-funded warrants will not expire. However, if the pre-funded warrants do have an expiry date, in the event of the expiry of an unexercised pre-funded warrant, the Holder will realize a capital loss equal to the Holder’s adjusted cost base of such pre-funded warrant. The tax treatment of a capital loss is discussed in greater detail below under the subheading “Residents of Canada—Taxation of Capital Gains and Capital Losses” and “Non-Residents of Canada—Disposition of the Common Shares and Pre-funded Warrants”.

Residents of Canada

The following discussion applies to Holders who, for the purposes of the Canadian Tax Act and any applicable income tax treaty or convention, and at all relevant times, are (or are deemed to be) residents of Canada, or Canadian Resident Holders.

Certain Canadian Resident Holders whose common shares might not otherwise qualify as capital property may be entitled to make an irrevocable election permitted by subsection 39(4) of the Canadian Tax Act to deem the common shares, and every other “Canadian security” (as defined in the Canadian Tax Act), held by such Canadian Resident Holder, in the taxation year of the election and each subsequent taxation year to be capital property. This election does not apply to pre-funded warrants. Canadian Resident Holders should consult their own tax advisors regarding this election.

Dividends on the Common Shares

Dividends received or deemed to be received on the common shares will be included in computing a Canadian Resident Holder’s income. In the case of a Canadian Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable under the Canadian Tax Act in respect of “taxable dividends” received from a “taxable Canadian corporation” (each as defined in the Canadian Tax Act), including the enhanced gross-up and dividend tax credit for “eligible dividends” properly designated as such by us. There may be limitations on our ability to designate any particular dividend as an “eligible dividend” and we have made no commitments in this regard.

Dividends received or deemed to be received on the common shares by a Canadian Resident Holder that is a corporation must be included in computing its income but generally will be deductible in computing its taxable income for the taxation year, subject to all restrictions under the Canadian Tax Act. In certain circumstances, subsection 55(2) of the Canadian Tax Act will treat a taxable dividend received or deemed to be received by a Canadian Resident Holder that is a corporation as proceeds of disposition or a capital gain. Canadian Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Canadian Resident Holder that is a “private corporation” or a “subject corporation” (as such terms are defined in the Canadian Tax Act), may be liable to pay a tax (refundable in certain circumstances) under Part IV of the Canadian Tax Act on dividends received or deemed to be received on the common shares to the extent such dividends are deductible in computing taxable income for the taxation year. A “subject corporation” is generally a corporation (other than a private corporation) resident in Canada and controlled directly or indirectly by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts).

Dispositions of the Common Shares and Pre-funded Warrants

A disposition, or a deemed disposition, of a common share (other than to us unless purchased by us in the open market in the manner in which shares are normally purchased by any member of the public in the open market) or a pre-funded warrant (other than on exercise thereof) by a Canadian Resident Holder will generally give rise to a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the common share or pre-funded warrant, as the case may be, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the common share or pre-funded warrant to the Canadian Resident Holder. The adjusted cost base to a Canadian Resident Holder of the common share or pre-funded warrant will be determined at any time by averaging the cost of such common share or pre-funded warrant, as the case may be, with the adjusted cost base (determined immediately before the acquisition of the relevant security) of any other common shares or pre-funded warrants, as the case may be, which are owned by the Canadian Resident Holder as capital property at that time. Such capital gain (or capital loss) will be subject to the treatment described below under “Taxation of Capital Gains and Capital Losses.”

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain, or a taxable capital gain, realized by a Canadian Resident Holder for a taxation year must be included in the Canadian Resident Holder’s income in the year. Subject to and in accordance with the provisions of the Canadian Tax Act, a Canadian Resident Holder is required to deduct one-half of any capital loss, or an allowable capital loss, realized in the year from taxable capital gains realized in that year. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years, or carried forward and deducted in any subsequent year, from net taxable capital gains realized in such years (but not against other income) to the extent and under the circumstances described in the Canadian Tax Act. If the Canadian Resident Holder is a corporation, any such capital loss realized on the sale of a common share may in certain circumstances be reduced by the amount of any dividends which have been previously received or which are deemed to have been received by the Canadian Resident Holder on the common share. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns common shares, directly or indirectly through a partnership or a trust.

Additional Refundable Tax

A Canadian Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) or that is, at any time in the relevant taxation year, a “substantive CCPC” (as defined in the Canadian Tax Act) for the year, including any taxable capital gains and dividends or deemed dividends that are not deductible in computing the Canadian Resident Holder’s taxable income. Canadian Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Minimum Tax

Capital gains realized and taxable dividends received (or deemed to be received) by a Canadian Resident Holder who is an individual (including certain trusts) may give rise to minimum tax under the Canadian Tax Act. Canadian Resident Holders should consult their own advisors with respect to the application of minimum tax.

Non-Residents of Canada

The following discussion applies to a Holder who, for the purposes of the Canadian Tax Act and any applicable income tax treaty or convention, and at all relevant times, (i) is not, and is not deemed to be, resident in Canada; and (ii) does not use or hold (and will not be deemed to use or hold) the common shares or pre-funded warrants in the course of carrying on a business in Canada, or otherwise in connection with a business (including an adventure or concern in the nature of trade) carried on in Canada, or Non-Resident of Canada Holder. The term U.S. Holder, for the purposes of this summary, means a Non-Resident of Canada Holder who, for purposes of the Canada-United States Tax Convention (1980), as amended, or the Convention, is at all relevant times a resident of the United States and is a “qualifying person” (within the meaning of the Convention) eligible for the full benefits of the Convention. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Convention. U.S. Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Convention and related compliance requirements based on their particular circumstances.

Special rules, which are not discussed in this summary, may apply to a Non-Resident of Canada Holder that is an insurer that carries on an insurance business in Canada and elsewhere or is an “authorized foreign bank” (as defined in the Canadian Tax Act). Such Holders should consult their own tax advisors.

Dividends on the Common Shares

Dividends paid or credited or deemed to be paid or credited to a Non-Resident of Canada Holder by us on any common shares will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable income tax treaty or convention between Canada and the country in which the Non-Resident of Canada Holder is resident. Such rate is generally reduced under the Convention to 15% if the beneficial owner of such dividend is a U.S. Holder. The rate of withholding tax is generally further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of our voting stock. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting, or the MLI, of which Canada is a signatory, affects many of Canada’s tax treaties (but not the Convention), including the ability to claim benefits thereunder. Non-Resident of Canada Holders should consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

Dispositions of the Common Shares and Pre-funded Warrants

A Non-Resident of Canada Holder generally will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized by such Non-Resident of Canada Holder on a disposition, or deemed disposition, of the common shares or pre-funded warrants, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless the common shares or pre-funded warrants constitute “taxable Canadian property,” as defined in the Canadian Tax Act, of the Non-Resident of Canada Holder at the time of disposition and the Non-Resident of Canada Holder is not entitled to an exemption under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident of Canada Holder is resident. As long as the common shares are listed on a “designated stock exchange” as defined in the Canadian Tax Act (which currently includes Nasdaq) at the time of disposition or deemed disposition, the common shares and pre-funded warrants generally will not constitute taxable Canadian property of a Non-Resident of Canada Holder at that time, unless at any time during the 60-month period immediately preceding the disposition or deemed disposition the following two conditions are met concurrently: (a) one or any combination of (i) the Non-Resident of Canada Holder, (ii) persons not dealing at arm’s length with such Non-Resident of Canada Holder, and (iii) partnerships in which the Non-Resident of Canada Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of our capital stock; and (b) more than 50% of the fair market value of the common shares was derived, directly or indirectly, from one or a combination of real or immoveable property situated in Canada, “Canadian resource properties,” as such term is defined in the Canadian Tax Act, “timber resource properties,” as such term is defined in the Canadian Tax Act, or options in, interests in, or for civil law rights in, any such properties whether or not the property exists. Notwithstanding the foregoing, a common share or pre-funded warrant may also be deemed to be taxable Canadian property to a Non-Resident of Canada Holder in certain other circumstances under the Canadian Tax Act.

If the common shares or pre-funded warrants are considered taxable Canadian property to a Non-Resident of Canada Holder, an applicable income tax treaty or convention may in certain circumstances exempt that Non-Resident of Canada Holder from tax under the Canadian Tax Act in respect of the disposition or deemed disposition of the common shares or pre-funded warrants. Non-Resident of Canada Holders whose common shares or pre-funded warrants are, or may be, taxable Canadian property pursuant to certain circumstances prescribed in the Canadian Tax Act should consult their own tax advisors for advice having regard to their particular circumstances.

In the event that a common share or pre-funded warrant constitutes taxable Canadian property of a Non-Resident of Canada Holder and any capital gain that would be realized on the disposition or deemed disposition thereof is not exempt from tax under the Canadian Tax Act pursuant to an applicable income tax convention or treaty (including as a result of the application of the MLI), the income tax consequences discussed under “Residents of Canada—Dispositions of the Common Shares and Pre-funded Warrants” and “Residents of Canada—Taxation of Capital Gains and Capital Losses” will generally apply to the Non-Resident of Canada Holder.

Non-Resident of Canada Holders whose common shares or pre-funded warrants may constitute “taxable Canadian property” should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

Eligibility for Investment

Subject to the provisions of any particular plan and based on the provisions of the Canadian Tax Act and the Canadian Tax Regulations in force as of the date prior to the date hereof, the common shares and pre-funded warrants, if issued on the date hereof, would be “qualified investments” under the Canadian Tax Act for trusts governed by a “registered retirement savings plan”, “registered retirement income fund”, “tax-free savings account”, “first home savings account”, “registered education savings plan”, “registered disability savings plan” (collectively referred to as Registered Plans), and a “deferred profit sharing plan”, provided that at the time of acquisition (a) the common shares are listed on a “designated stock exchange” (as defined in the Canadian Tax Act) (which currently includes Nasdaq) or we are otherwise a “public corporation” (other than a “mortgage investment corporation”), each as defined in the Canadian Tax Act, and (b) in the case of a pre-funded warrant, we are not a “connected person” (as defined in the regulations to the Canadian Tax Act) under the Registered Plan. A “connected person” under a Registered Plan is defined in the regulations to the Canadian Tax Act as a person who is an annuitant, a beneficiary, an employer or a subscriber under, or a holder of, the Registered Plan and any person who does not deal at arm’s length with that person.

Notwithstanding the foregoing, if the common share or pre-funded warrant is a “prohibited investment” within the meaning of the Canadian Tax Act for the Registered Plan, the holder, annuitant or subscriber of the Registered Plan, as the case may be, will be subject to a penalty tax as set out in the Canadian Tax Act. The common shares and pre-funded warrants will not generally be a “prohibited investment” for a Registered Plan if the holder, annuitant or subscriber, as the case may be, (i) deals at arm’s length with us for the purposes of the Canadian Tax Act, and (ii) does not have a “significant interest” (as defined in the Canadian Tax Act for the purposes of the prohibited investment rules) in us. In addition, the common shares will not be a “prohibited investment” if such shares are “excluded property” (as defined in the Canadian Tax Act for the purposes of the prohibited investment rules) for a Registered Plan.

Prospective purchasers of common shares or pre-funded warrants who intend to hold such securities in a Registered Plan are urged to consult their own tax advisors to ensure the common shares or pre-funded warrants, as applicable, would not be a prohibited investment, including whether the common shares would be excluded property, in their particular circumstances.

Underwriting

We are offering the common shares and pre-funded warrants described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Jefferies LLC, TD Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, RBC Capital Markets, LLC and William Blair & Company, L.L.C., are acting as joint book-running managers and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of common shares and pre-funded warrants listed next to its name in the following table:

Name	Number of common shares	Number of pre-funded warrants
J.P. Morgan Securities LLC	3,157,896	263,159
Jefferies LLC	2,631,579	219,299
TD Securities (USA) LLC	1,578,948	131,579
Stifel, Nicolaus & Company, Incorporated	1,263,158	105,263
RBC Capital Markets, LLC	736,842	61,404
William Blair & Company, L.L.C.	631,579	52,631
Robert W. Baird & Co. Incorporated	526,315	43,859

Total	10,526,317	877,194

The underwriters are committed to purchase all the common shares and pre-funded warrants offered by us if they purchase any common shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares and pre-funded warrants directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $1.7955 per common share or pre-funded warrant. After the initial offering of the common shares and pre-funded warrants to the public, if all of the common shares or pre-funded warrants are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters. The underwriters have not been engaged to act as warrant agents of the pre-funded warrants or to act as an underwriter or agent or otherwise participate in the issuance of the shares of our common shares upon exercise of the pre-funded warrants.

The underwriters have an option to buy up to 1,710,526 additional common shares from us to cover sales of common shares by the underwriters which exceed the number of common shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional common shares. If any common shares are purchased with this option to purchase additional common shares, the underwriters will purchase common shares in approximately the same proportion as shown in the table above. If any additional common shares are purchased, the underwriters will offer the additional common shares on the same terms as those on which the common shares are being offered.

The underwriting fee is equal to the public offering price per common share less the amount paid by the underwriters to us per common share, or the public offering price per pre-funded warrant less the amount paid by the underwriters to us per pre-funded warrant, as the case may be. The underwriting fee is $2.9925 per common share and $2.9925 per pre-funded warrant. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional common shares.

	Without exercise of option to purchase additional common shares	With exercise of full option to purchase additional common shares
Per common share	$2.9925	$2.9925
Per pre-funded warrant	$2.9925	$2.9925
Total	$34,125,006.67	$39,243,755.73

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $0.6 million. We have agreed to reimburse the underwriters for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority, Inc. in an amount up to $20,000.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of common shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, without the prior written consent of J.P. Morgan Securities LLC, Jefferies LLC, TD Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any shares or related securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any shares or related securities; (iii) pledge, hypothecate or grant any security interest in any shares or related securities; (iv) in any other way transfer or dispose of any shares or related securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any shares or related securities; (vii) submit or file any registration statement under the Securities Act in respect of any shares or related securities (other than as contemplated by the underwriting agreement with respect to this offering and other than the filing of, or amendment to, one or more registration statements on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date of the lock-up agreement and that are described herein); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that we may (A) effect the transactions contemplated by the underwriting agreement, (B) issue shares or options to purchase shares, or issue shares upon exercise, settlement or conversion of related securities, pursuant to any stock option, stock bonus or other stock plan or arrangement or other related securities described herein, provided that, in the case of options to purchase shares granted to a director or executive officer during the lock-up period that may become exercisable during the lock-up period, such director or executive officer agrees in writing with the underwriters not to sell, offer, dispose of or otherwise transfer any such options (or shares issued upon the exercise of such options) during such lock-up period without the prior written consent of the representatives (which consent may be withheld in their sole discretion), (C) issue shares or related securities in an amount up to an aggregate of 5% of the sum of our fully-diluted shares outstanding as of the date of the prospectus (including the firm shares to be sold by us pursuant to the underwriting agreement and the optional shares, only to the extent such optional shares are issued, and giving effect to the warrant shares issuable upon exercise of the pre-funded warrants) in connection with mergers or acquisitions of securities, businesses, property or other assets (including pursuant to any employee benefit plans assumed in connection with such transactions), joint ventures, strategic alliances, partnering arrangements or equipment leasing arrangements), and (D) issue shares in connection with sales under our “at-the-market” equity offering program pursuant to the Sales Agreement, provided no sales shall be made under the Sale Agreement until 45 days after the date of this prospectus supplement; provided that, in the case of clause (C) and for the avoidance of doubt, that we shall not file any registration statement under the Securities Act in respect of such shares or related securities issued during the lock-up period.

Our executive officers and directors have agreed, subject to specified exceptions, not to, without the prior written consent of J.P. Morgan Securities LLC, Jefferies LLC, TD Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated:

•

sell or offer to sell any shares or related securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the lock-up party or such family member,

•

enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of shares or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise,

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the shares, and the sale of the shares to the underwriters, in each case as contemplated by the underwriting agreement. In addition, the foregoing restrictions shall not apply to (i) shares or related securities acquired in open market transactions on or after the date hereof, provided that prior to the expiration of the lock-up period, no public disclosure or filing under the Exchange Act shall be required, or made voluntarily, reporting a reduction in beneficial ownership of shares or related securities in connection with any transfer of such shares or related securities; (ii) the receipt of shares or related securities in connection with the vesting, settlement or exercise of restricted stock, restricted stock units (“RSUs”), performance restricted stock units, options or other rights to purchase shares or related securities, including any transfer for the payment of taxes due as a result of such vesting, settlement or exercise, whether by means of “net settlement” or otherwise (provided any such transfer shall only be permitted to us), insofar as such equity award is issued pursuant to an employee benefit plan disclosed herein, provided that any such shares or related securities received upon such vesting, settlement or exercise shall be subject to the terms of the lock-up agreement and no public disclosure or filing under the Exchange Act shall be required or shall be voluntarily made during the lock-up period; (iii) the transfer of shares or related securities to us in connection with the repurchase of shares issued pursuant to an employee benefit plan; (iv) the transfer of shares or related securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the shares and related securities held by the lock-up party shall remain subject to the provisions of this lock-up agreement; (v) the transfer of shares or related securities solely by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each transferee executes and delivers to the representatives an agreement stating that such transferee is receiving and holding such shares and/or related securities subject to the provisions of the lock-up agreement and agrees not to sell or offer to sell such shares and/or related securities, engage in any swap or engage in any other activities restricted under the lock-up agreement except in accordance with the lock-up agreement (as if such transferee had been an original signatory thereto); (vi) if such party to the lock-up agreement is a corporation, partnership, limited liability company, trust or other business entity the transfer of shares or related securities (A) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of such party or (B) as part of a distribution without consideration by such party to its shareholders, partners, members or other equity holders; (vii) the transfer of shares or related securities by (A) gift, or (B) by will or intestate succession; (viii) the transfer of shares or related securities to a family member or to a trust whose beneficiaries consist exclusively of one or more of such party to the lock-up agreement (or, if the party to the lock-up agreement is a trust, to any trustee or beneficiary of such party) and/or a family member; (ix) the transfer of shares or related securities pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act (a “Trading Plan”) that is existing on the date of this prospectus supplement which has been provided to the representatives or their legal counsel, provided, that, during the lock-up period, no filing under the Exchange Act or other public announcement regarding such transfer shall be voluntarily made by or on behalf of the lock-up party or by us and, to the extent any such filing or public announcement is required to be made during the lock-up period, such filing or public announcement shall include a statement that such transfer is in accordance with an established Trading Plan; or (x) in open market sales of up to 9,200 shares (in the aggregate for all of our directors and executive officers) to cover tax withholding or other tax payments due as a result of the vesting, settlement or exercise of RSUs outstanding as the date hereof, provided (A) that any such equity awards are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this prospectus supplement or the documents incorporated herein and (B) any public filings or public announcement under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares, or otherwise, required to be made during the lock-up period shall clearly indicate in the footnotes thereto or comments section thereof that such transfer was made pursuant to the circumstances described in this clause (x) and no other public filing or announcement shall be voluntarily made during the lock-up period; provided, however, that in the case of clauses (vi), (vii) and (viii), it shall be a condition to such transfer that:

•

each transferee executes and delivers to the representatives an agreement stating that such transferee is receiving and holding such shares and/or related securities subject to the provisions of the lock-up agreement and agrees not to sell or offer to sell such shares and/or related securities, engage in any swap or engage in any other activities restricted under the lock-up agreement except in accordance with the lock-up agreement (as if such transferee had been an original signatory thereto), and

•

prior to the expiration of the lock-up period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of shares in connection with such transfer, except for, in the case of clause (vii)(A), any required filing of a Form 4 that includes a footnote explaining that the transfer is a gift that does not involve a disposition for value.

The lock-up parties may enter into a Trading Plan, provided that the shares or related securities subject to such plan may not be sold and no public disclosure of any such plan shall be required or shall be voluntarily made by any person until after the expiration of the lock-up period.

For purposes of the foregoing, “related securities” shall mean any options or warrants or other rights to acquire shares or any securities exchangeable or exercisable for or convertible into shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, shares.

The foregoing restrictions terminate after the close of trading of our common shares on and including the 90th day, with respect to us, and the 30th day, with respect to our executive officers and directors, after the date of this prospectus supplement.

J.P. Morgan Securities LLC, Jefferies LLC, TD Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common shares are listed on Nasdaq under the symbol “XENE.” We do not intend to list the pre-funded warrants on Nasdaq, any other nationally recognized securities exchange or any other nationally recognized trading system.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These stabilizing transactions may include making short sales of common shares, which involves the sale by the underwriters of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional common shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional common shares, in whole or in part, or by purchasing common shares in the open market. In making this determination, the underwriters will consider, among other things, the price of common shares available for purchase in the open market compared to the price at which the underwriters may purchase common shares through the option to purchase additional common shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those common shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

Other relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. For example, certain of the underwriters also serve as sales agents pursuant to our Sales Agreement for our “at-the-market” equity offering program.

Selling restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in Canada

The securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus are not being offered or sold, directly or indirectly, in Canada or to any resident of Canada, and there has not been any advertisement or solicitation in furtherance of such offering of securities in Canada. Each underwriter has agreed that it will not, directly or indirectly, offer or sell any of the securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in Canada or to any resident of Canada, and that any selling agreement or similar agreement with respect to such securities will require each dealer or other party thereto to make an agreement to the same effect.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

(a)	to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require the Company or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

No securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom except that the securities may be offered to the public in the United Kingdom at any time:

(a)	where (i) the offer is conditional on the admission of the securities to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the securities being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(b)	to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(c)	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriters for any such offer; or

(d)	in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication to any person which presents sufficient information on: (a) the securities to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the securities and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Notice to prospective investors in Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(i)	to any person which is a professional client as defined under the FinSA;

(ii)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of securities shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in the United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (“FSRA”) or the DFSA.

Notice to prospective investors in Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to prospective investors in Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(ii)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(iv)	Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(v)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(vi)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Bermuda

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to prospective investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Notice to prospective investors in the British Virgin Islands

The securities are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of us. The securities may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), “BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to prospective investors in China

This prospectus supplement will not be circulated or distributed in the PRC and the securities will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to prospective investors in Korea

The securities have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the securities have been and will be offered in Korea as a private placement under the FSCMA. None of the securities may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the securities. By the purchase of the securities, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the securities pursuant to the applicable laws and regulations of Korea.

Notice to prospective investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the securities, as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to prospective investors in Taiwan

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to prospective investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”) is being made in connection with the issue of the securities in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The securities are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a)

the offer, transfer, sale, renunciation or delivery is to:

(i)   persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)   the South African Public Investment Corporation;

(iii)  persons or entities regulated by the Reserve Bank of South Africa;

(iv)  authorised financial service providers under South African law;

(v)   financial institutions recognised as such under South African law;

(vi)  a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)   any combination of the person in (i) to (vi); or

Section 96 (1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Notice to prospective investors in Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Legal matters

We are being represented by Ropes & Gray LLP, Boston, Massachusetts. The validity of the common shares and pre-funded warrants being offered by this prospectus supplement and legal matters relating to Canadian laws will be passed upon for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia. The underwriters are being represented by Cooley LLP, San Francisco, California. Stikeman Elliott LLP, Vancouver, British Columbia, is acting as Canadian counsel to the underwriters.

Experts

The consolidated financial statements as of December 31, 2025 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2025 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Xenon Pharmaceuticals Inc. as of December 31, 2024, and for each of the years in the two-year period ended December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also access these filings through our website at www.xenon-pharma.com.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus supplement will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement, except as modified or superseded.

We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026;

•	our Current Report on Form 8-K filed with the SEC on February 27, 2026;

•

the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 24, 2025; and

•

the description of our common shares contained in our Registration Statement on Form 8-A as filed with the SEC on October 10, 2014 pursuant to Section  12(b) of the Exchange Act, as supplemented by Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, and any other amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may subsequently file.

Statements made in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Xenon Pharmaceuticals Inc.

Attn: Investor Relations

3650 Gilmore Way

Burnaby, BC V5G 4W8

Canada

(604) 484-3300

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.xenon-pharma.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

Xenon Pharmaceuticals Inc.

Common Shares

Preferred Shares

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, either individually or as units comprised of one or more of the other classes of securities.

This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest in any of our securities offered hereby.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, broker-dealers, agents, directly to purchasers, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of securities. If any underwriters, dealers or agents are involved in the sale of any of these securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common shares are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “XENE.” On August 8, 2024, the last reported sale price of our common shares on Nasdaq was $41.01 per share. There is currently no market for the other securities we may offer; however, we will provide information in any applicable prospectus supplement regarding any listing of securities other than our common shares on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. PLEASE CAREFULLY READ THE INFORMATION UNDER THE HEADINGS “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND “ITEM 1A – RISK FACTORS” OF OUR MOST RECENT REPORT ON FORM 10-K OR 10-Q THAT IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE YOU INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2024.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus forms a part. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings, hereinafter referred to as an issuer free writing prospectus. The prospectus supplement and any issuer free writing prospectus may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or the issuer free writing prospectus, as applicable. You should carefully read this prospectus, any prospectus supplement, and any issuer free writing prospectus, together with the additional information described under the heading “Information Incorporated by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered; the initial price to the public; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, any issuer free writing prospectus, or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Xenon Pharmaceuticals Inc.,” “we,” “our” and “us” refer, collectively, to Xenon Pharmaceuticals Inc. and its wholly-owned subsidiary.

Overview

We are a neuroscience-focused biopharmaceutical company dedicated to discovering, developing, and commercializing innovative therapeutics to improve the lives of people living with neurological and psychiatric disorders. We are advancing a novel product pipeline to address areas of high unmet medical need, including epilepsy and depression.

Our pipeline includes:

•

Azetukalner—Azetukalner (XEN1101), our lead Kv7 channel opener, represents the most advanced, clinically validated potassium channel modulator in late-stage clinical development for multiple indications. Azetukalner is a novel, potent Kv7 potassium channel opener being developed for the treatment of epilepsy, including focal onset seizures and primary generalized tonic-clonic seizures, as well as major depressive disorder, and we are exploring applicability in other neuropsychiatric disorders.

•

Next Generation Ion Channel Modulators—As leaders in the small molecule ion channel space, we continue to leverage our extensive expertise to discover and develop potassium and sodium channel therapeutics. We are evaluating multiple therapeutic candidates targeting Kv7, Nav1.7, and Nav1.1 across various indications.

•

Partnered Program—We have an ongoing collaboration with Neurocrine Biosciences to develop treatments for epilepsy that includes an exclusive license to NBI-921352 (formerly XEN901), currently in clinical development for an orphan pediatric epilepsy (SCN8A-DEE), as well as an exclusive license to other pre-clinical compounds, including a Nav1.2/1.6 inhibitor in pre-clinical studies as a potential treatment for focal onset seizures.

In addition to current product candidates in development and our partnered program, we intend to expand our pipeline from our internal research efforts and may expand our pipeline through the acquisition or in-licensing of other product candidates.

Corporate Information

We were incorporated in the Province of British Columbia on November 5, 1996 under the predecessor to the Business Corporations Act (British Columbia) under the name “Xenon Bioresearch Inc.” We continued from British Columbia to the federal jurisdiction pursuant to Section 187 of the Canada Business Corporations Act, or the CBCA, on May 17, 2000 and concurrently changed our name to “Xenon Genetics Inc.” We registered as an extra-provincial company in British Columbia on July 10, 2000 and changed our name to “Xenon Pharmaceuticals Inc.” on August 24, 2004. We have one wholly-owned subsidiary, Xenon Pharmaceuticals USA Inc., which was incorporated in Delaware on December 2, 2016. Our principal executive offices are located at 3650 Gilmore Way, Burnaby, British Columbia, Canada V5G 4W8, and our telephone number is (604) 484-3300. Our website address is http://www.xenon-pharma.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

“Xenon,” the Xenon logo and other trademarks or service marks of Xenon appearing in this prospectus are trademarked and are the property of Xenon Pharmaceuticals Inc. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

The Securities We May Offer

We may offer and sell common shares, preferred shares, warrants and/or units in one or more offerings and in any combination, either individually or as units comprised of one or more of the other classes of securities. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Shares

Each holder of one common share is entitled to one vote for each common share on all matters submitted to a vote of the shareholders, including the election of directors. There are no cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred shares, holders of common shares are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding preferred shares.

Preferred Shares

Our board of directors has the authority, without further action by the shareholders, to issue an unlimited number of preferred shares in one or more series. Subject to the provisions of the CBCA, our board of directors has the discretion to determine the rights, preferences, privileges, restrictions and conditions, including, among others, dividend rights, conversion rights, voting rights, redemption rights, and liquidation preference of each series of preferred shares.

Each series of preferred shares will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, dividend and voting rights and rights to convert into common shares. No rights, privileges, restrictions or conditions attached to a series of preferred shares shall confer on a series a priority in respect of dividends or return of capital over any other series of preferred shares that are then outstanding.

If any cumulative dividends or amounts payable on return of capital in respect of a series of preferred shares are not paid in full, all series of the preferred shares participate ratably in respect of accumulated dividends and return of capital.

Warrants

We may issue warrants for the purchase of common shares or preferred shares. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors,” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q, filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those described in “Risk Factors”, elsewhere in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements, like all statements in this prospectus, speak only as of their date, and we undertake no obligation to update or revise these statements in light of future developments, except as required by law.

This prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference may also contain estimates and other information concerning our industry that are based on government and industry publications. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. These government and industry publications generally indicate that their information has been obtained from sources believed to be reliable.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Specific information about the use of proceeds from the specific issuance of any securities will be set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common shares or any other securities. We currently anticipate that we will retain all available funds and any future earnings, if any, in the foreseeable future for use in the operation of our business and do not currently anticipate paying cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of the board of directors, subject to applicable law and will depend on various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of current or then-existing debt instruments and other factors the board of directors deems relevant.

DESCRIPTION OF SHARE CAPITAL

The description of our share capital is incorporated by reference to Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase preferred shares or common shares. We may offer warrants separately or together with one or more additional warrants, preferred shares or common shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of common shares or preferred shares that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. and Canadian federal income tax considerations;

•	the anti-dilution provisions, and other provisions for changes to or adjustments in the exercise price, of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled:

•	to vote or receive dividends;

•	receive notice with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of us.

This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

DESCRIPTION OF THE UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

•	a discussion of material U.S. and Canadian federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

The prospectus supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial price to public;

•	any exchanges on which the securities will be listed;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) in the manner described below under “—At-the-Market Offerings.”

Sales through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of securities pursuant to this prospectus, underwriters may have an option to purchase additional securities from us. We will provide information regarding any such option to purchase additional securities from us in the applicable prospectus supplement. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Market Making, Stabilization, Other Transactions and Settlement

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Unless the applicable prospectus supplement states otherwise, each offered security will be a new issue and will have no established trading market, with the exception of our common shares. We may elect to list any offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe material U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the securities offered by such prospectus supplement by an investor who is subject to U.S. federal taxation.

The applicable prospectus supplement may also describe material Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of securities offered by such prospectus supplement, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisors with respect to the specific tax consequences of the acquisition, ownership and disposition of the securities offered by such prospectus supplement, including the applicability and effect of state, local and non-U.S. or Canadian tax laws, as well as U.S. and Canadian federal tax laws.

LEGAL MATTERS

We are being represented by Ropes & Gray LLP, Boston, Massachusetts 02199.

Certain legal matters relating to the securities offered by this prospectus under Canadian laws will be passed upon for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Xenon Pharmaceuticals Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment on the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also access these filings through our website at www.xenon-pharma.com.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC as discussed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.xenon-pharma.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;

•

the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April 26, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, and June 30, 2024, filed with the SEC on May 9, 2024, and August 8, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 8, 2024, April 19, 2024, and June 5, 2024; and

•

the description of our common shares contained in our Registration Statement on Form 8-A as filed with the SEC on October 10, 2014 pursuant to Section 12(b) of the Exchange Act, as supplemented by Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024, and any other amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Xenon Pharmaceuticals Inc.

Attn: Investor Relations

3650 Gilmore Way

Burnaby, BC V5G 4W8

Canada

(604) 484-3353

You may also access the documents incorporated by reference in this prospectus through our website at www.xenon-pharma.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

10,526,317 Common shares

Pre-funded warrants to purchase 877,194 common shares

Prospectus supplement

Joint Book-Running Managers

J.P. Morgan	Jefferies	TD Cowen	Stifel	RBC Capital Markets	William Blair

Lead-Manager

Baird

March 10, 2026